                                                                  Exhibit 99.7



                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Information of AIMCO (Pre-Merger).......   99.7-2
     AIMCO Pro Forma Condensed Consolidated
      Balance Sheet (Pre-Merger) as
      of September 30, 2000.................................   99.7-3
     AIMCO Pro Forma Condensed Consolidated Statement of
      Operations (Pre-Merger) for the Year Ended
      December 31, 1999.....................................   99.7-5
     AIMCO Pro Forma Condensed Consolidated Statement of
      Operations (Pre-Merger) for the Nine Months Ended
      September 30, 2000....................................   99.7-10

Pro Forma Financial Information of AIMCO (Merger)...........   99.7-15
     AIMCO Pro Forma Condensed Consolidated Balance Sheet
      (Merger) as of September 30, 2000.....................   99.7-16
     AIMCO Pro Forma Condensed Consolidated Statement of
      Operations (Merger) for the Year Ended December 31,
      1999..................................................   99.7-19
     AIMCO Pro Forma Condensed Consolidated Statement of
      Operations (Merger) for the Nine Months Ended
      September 30, 2000....................................   99.7-21

                                       99.7-1

             PRO FORMA FINANCIAL INFORMATION OF AIMCO (PRE-MERGER)

     The following Pro Forma Condensed Consolidated Balance Sheet (Pre Merger) of AIMCO as of September 30, 2000 has been prepared as if AIMCO's purchase of additional interests in the Oxford partnerships, various loans receivable and management agreements (the "Oxford Tenders") had occurred as of September 30, 2000.

     The following Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the year ended December 31, 1999 has been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) the Oxford Acquisition; (ii) the Oxford Tenders; (iii) the acquisition of the Regency Windsor Apartment Communities (the "Regency Acquisition"), which includes fourteen separate residential apartment communities located in Indiana, Michigan and North Carolina; (iv) the acquisition of four Dreyfuss Apartment Communities located in Virginia and Maryland ( the "1999 Dreyfuss Acquisition"); and (v) the acquisition in 2000 of five Dreyfuss Apartment Communities located in Virginia and Maryland (the "2000 Dreyfuss Acquisition," and combined with the 1999 Dreyfuss Acquisition, the "Dreyfuss Acquisitions").

     The following Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the nine months ended September 30, 2000 has been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) the Oxford Acquisition; (ii) the Oxford Tenders; and (iii) the 2000 Dreyfuss Acquisition.

     The total purchase price for the Oxford acquisition, which is reflected in the historical balance sheet of AIMCO at September 30, 2000, was $1,183,137, as follows (in thousands):

    Cash paid to sellers                                                  $  279,000
    OP Units issued to sellers                                                62,177
    Transaction costs                                                         18,441
    Accrued liabilities resulting from acquisition, including pre-            33,650
      acquisition contingencies
    Accrued liability for restructuring plan related to restructuring          2,133
      of Oxford
    Assumed liabilities of the Oxford entities                               720,929
    Deferred tax liability resulting from the acquisition                     30,000
    Minority interest assumed of consolidated real estate partnerships        36,807
                                                                          ----------
    Total                                                                 $1,183,137
                                                                          ==========

     The purchase price was allocated to the various assets acquired in the Oxford acquisition, as follows (in thousands):

     Real estate                                                          $  702,107
     Investments in unconsolidated real estate partnerships                  172,617
     Notes receivable from unconsolidated real estate partnerships            91,094
     Notes receivable from and advances to unconsolidated subsidiaries        92,248
     Cash and cash equivalents                                                32,512
     Investment in asset management contracts                                  7,487
     Investment in participation management contracts                         52,026
     Other assets                                                             33,046
                                                                          ----------
                                                                          $1,183,137
                                                                          ==========

     The following Pro Forma Financial Information (Pre-Merger) is based, in part, on the following historical financial statements, which have been previously filed by AIMCO with the Securities and Exchange Commission: (i) the Consolidated Financial Statements of AIMCO for the year ended December 31, 1999 and the nine months ended September 30, 2000; (ii) the combined historical summary of gross income and direct operating expenses of Regency Windsor Apartment Communities for the year ended December 31, 1998; (iii) the combined historical summary of gross income and direct operating expenses of Dreyfuss Apartment Communities for the year ended December 31, 1998; (iv) the combined financial statements of Oxford Realty Financial Group, Inc. and Subsidiaries, Zimco and Oxford Equities Corporation III (the "Oxford Entities"); (v) the consolidated financial statements of ORFG Operations L.L.C. and Subsidiary ("ORFG Operations"); and (vi) the combined financial statements of Oxparc L.L.C.s (the "Oxparc Entities"). The Pro Forma Financial Information (Pre-Merger) should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

     The unaudited Pro Forma Financial Information (Pre-Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of the entities acquired in the Oxford Acquisition are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Pre-Merger) may differ from the amounts ultimately determined.

     The unaudited Pro Forma Financial Information (Pre-Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations (Pre-Merger) for the nine months ended September 30, 2000 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 2000.

                                    99.7-2

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (PRE-MERGER)
                            AS OF SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                                              PRE-MERGER
                                                                           AIMCO                               PRO FORMA
                                                                         HISTORICAL   (A)   ADJUSTMENTS  (B)     TOTAL
                                                                        -----------         -----------       -----------
ASSETS

Real estate, net of accumulated depreciation                            $ 5,471,364         $        --       $ 5,471,364
Investments in unconsolidated real estate partnerships                      798,158              51,448           849,606
Investments in unconsolidated subsidiaries                                   91,358               4,375            95,733
Notes receivable from unconsolidated real estate partnerships               145,587                 231           145,818
Notes receivable from and advances to unconsolidated subsidiaries           213,991                  --           213,991
Cash and cash equivalents                                                   106,544                  --           106,544
Restricted cash                                                             113,545                  --           113,545
Other assets                                                                216,237                 399
                                                                                                  1,423           218,059
                                                                        -----------         -----------       -----------
  Total assets                                                          $ 7,156,784         $    57,876       $ 7,214,660
                                                                        ===========         ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Secured notes payable                                                   $ 2,836,097         $        --       $ 2,836,097
Secured tax-exempt bond financing                                           583,106                  --           583,106
Unsecured short-term financing                                              406,000              36,933           442,933
                                                                        -----------         -----------       -----------
  Total indebtedness                                                      3,825,203              36,933         3,862,136
Accounts payable, accrued and other liabilities                             243,286                  --           243,286
Resident security deposits and prepaid rents                                 32,899                  --            32,899
                                                                        -----------         -----------       -----------
  Total liabilities                                                       4,101,388              36,933         4,138,321
                                                                        -----------         -----------       -----------

Commitments and contingencies                                                    --                  --                --
Mandatorily redeemable convertible securities                                35,330                  --            35,330
Minority interest in other entities                                         194,006                  --           194,006
Minority interest in Operating Partnership                                  297,631              20,943           318,574

Stockholders' equity:
  Preferred Stock                                                           837,717                  --           837,717
  Class A Common Stock ($.01 par value)                                         712                  --               712
  Additional paid-in capital                                              2,065,618                  --         2,065,618
  Notes receivable on common stock purchases                                (44,795)                 --           (44,795)
  Distributions in excess of earnings                                      (330,823)                 --          (330,823)
                                                                        -----------         -----------       -----------
    Total stockholders' equity                                            2,528,429                  --         2,528,429
                                                                        -----------         -----------       -----------
    Total liabilities and stockholders' equity                          $ 7,156,784         $    57,876       $ 7,214,660
                                                                        ===========         ===========       ===========


                                     99.7-3

(A) Represents the unaudited historical consolidated financial position of AIMCO as of September 30, 2000.

(B) Represents various adjustments occurring as a result of the Oxford Tenders. Subsequent to the Oxford Acquisition, AIMCO purchased the following:

                  Additional interests in the Oxford partnerships               $ 51,448
                  Additional interests in the Oxford partnerships purchased
                     by the unconsolidated subsidiaries                            4,375
                  Loans receivable                                                   231
                  Management agreements                                              399
                  Partnership interests in OTEF                                    1,423
                                                                                --------
                                                                                $ 57,876
                                                                                ========

         The consideration paid was cash of $36,933, which was borrowed against AIMCO's line of credit, and operating partnership units of $20,943.



                                     99.7-4

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                  ADJUSTMENTS
                                           -------------------------------------------------------------
                                                                          AIMCO BEFORE       OXFORD
                                AIMCO                        OXFORD          OXFORD         REORGANI-    OXFORD        PRO FORMA
                            HISTORICAL(A) ADJUSTMENTS(B) ACQUISITION(C) REORGANIZATION(D)   ZATION(E)    TENDERS(F)      TOTAL
                            ------------- -------------- -------------- ----------------- -------------  -------       ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues................  $ 533,917       $ 71,412(G)      $119,272        $ 724,601    $(80,823)(K)   $    --       $ 643,778
Property operating
  expenses................   (214,693)       (31,748)(G)      (67,290)        (313,731)     50,342(K)         --        (263,389)
Owned property management
  expense.................    (15,429)        (2,892)(G)       (4,569)         (22,890)      3,191(K)         --         (19,699)
Depreciation..............   (131,753)       (11,165)(G)      (30,213)        (173,131)     15,435(K)         --        (157,696)
                            ---------       --------         --------        ---------    --------       -------       ---------
Income from property
  operations..............    172,042         25,607           17,200          214,849     (11,855)           --         202,994
                            ---------       --------         --------        ---------    --------       -------       ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income..................     43,455             --           15,541           58,996     (14,206)(L)        --          44,790
Management and other
  expenses................    (25,470)            --           (3,735)         (29,205)      2,086(L)         --         (27,119)
                            ---------       --------         --------        ---------    --------       -------       ---------
Income from service
  company business........     17,985             --           11,806           29,791     (12,120)           --          17,671
                            ---------       --------         --------        ---------    --------       -------       ---------
General and administrative
  expense.................    (13,112)            --           (1,152)         (14,264)      1,152(L)         --         (13,112)
Interest expense..........   (140,094)       (18,477)(H)      (84,217)        (242,788)     42,966(M)     (2,550)(P)    (202,372)
Interest income...........     62,721         (1,519)(I)       12,595           73,797        (997)(L)
                                                                                             2,465(N)         --          75,265
Equity in earnings
  (losses) of
  unconsolidated real
  estate partnerships.....     (4,467)            --           (5,758)         (10,225)        322(L)      2,718 (Q)      (7,185)
Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries............     (2,818)            --               --           (2,818)    (23,758)(O)        17(R)      (26,559)(T)
Minority interest in
  other entities..........       (900)            --            4,660            3,760      (3,175)(K)        --             585
Amortization of
  intangibles.............     (5,860)            --          (14,134)         (19,994)     14,134(L)         --          (5,860)
                            ---------       --------         --------        ---------    --------       -------       ---------
Income from operations....     85,497          5,611          (59,000)          32,108       9,134           185          41,427
Gain (loss) on disposition
  of properties...........     (1,785)            --             (600)          (2,385)        600            --          (1,785)

Gain (loss) on
  extinguishment of Debt..         --             --            1,378            1,378      (1,378)           --              --
                            ---------       --------         --------        ---------    --------       -------       ---------
Income (loss) before
  extraordinary item and
  minority interest in
  operating partnership...     83,712          5,611          (58,222)          31,101       8,356           185          39,642

Extraordinary item........         --             --           (7,883)          (7,883)      7,883            --              --
                            ---------       --------         --------        ---------    --------       -------       ---------
Income (loss) before
  minority interest in
  operating partnership...     83,712          5,611          (66,105)          23,218      16,239           185          39,642

Minority interest in
  operating partnership...     (2,753)        (8,792)(J)        7,803(J)        (3,742)     (2,088)(J)       (24)         (5,854)
                            ---------       --------         --------        ---------    --------       -------       ---------
Net income (loss).........  $  80,959       $ (3,181)        $(58,302)       $  19,476    $ 14,151       $   161       $  33,788
                            =========       ========         ========        =========    ========       =======       =========
Net income allocable to
  preferred stockholders..  $  56,885                                                                                  $  56,885
                            =========                                                                                  =========
Net income (loss)
  allocable  to common
  stockholders............  $  24,074                                                                                  $ (23,097)
                            =========                                                                                  =========
Basis earnings (loss) per
  common share............  $    0.39                                                                                  $   (0.37)
                            =========                                                                                  =========
Diluted earnings (loss)
  per common share........  $    0.38                                                                                  $   (0.37)
                            =========                                                                                  =========
Weighted average common
  shares outstanding......     62,242                                                                                     62,242
                            =========                                                                                  =========
Weighted average common
  shares and common
  share equivalents
  outstanding.............     63,446                                                                                     62,242(S)
                            =========                                                                                   =========

                                      99.7-5

---------------

(A) Represents AIMCO's audited historical consolidated results of operations for the year ended December 31, 1999.

(B) Represents adjustments to reflect (i) the Regency Acquisition; and (ii) the Dreyfuss Acquisitions as if they had occurred on January 1, 1999. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(C) Represents the adjustment to reflect the Oxford Acquisition as if it had occurred on January 1, 1999. These adjustments are detailed, as follows:

                                                                                         COMBINED
                                   OXFORD         ORFG          OXPARC                    OXFORD       PRO FORMA           OXFORD
                                 ENTITIES(i) OPERATIONS(ii)  ENTITIES(iii)   OTHER(iv)  HISTORICAL   ADJUSTMENTS(v)      ACQUISITION
                                 ----------- --------------  -------------   ---------  ----------   --------------      -----------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues...................  $ 76,087      $     --        $    --       $    --    $ 76,087      $  43,185(vi)      $119,272
   Property operating expenses..   (39,932)           --             --            --     (39,932)       (27,358)(vi)      (67,290)
   Owned property management
     expense....................    (3,537)           --             --            --      (3,537)        (1,032)(vi)       (4,569)
   Depreciation.................    (7,223)           --             --            --      (7,223)       (22,990)(vi)      (30,213)
                                  --------      --------        -------       -------    --------      ---------          --------
   Income from property
     operations.................    25,395            --             --            --      25,395         (8,195)           17,200
                                  --------      --------        -------       -------    --------      ---------          --------
   SERVICE COMPANY BUSINESS
   Management fees and other
     income.....................     9,500        12,109          4,707            --      26,316        (10,775)(vii)      15,541
   Management and other
     expenses...................   (13,107)      (11,533)        (1,236)           --     (25,876)        10,775(vii)
                                                                                                          11,366(viii)     (3,735)
                                  --------      --------        -------       -------    --------      ---------          --------
   Income from service company
     business...................    (3,607)          576          3,471            --         440         11,366            11,806
                                  --------      --------        -------       -------    --------      ---------          --------
   General and administrative
     expense....................    (1,415)           --             --            --      (1,415)           263(ix)        (1,152)
   Interest expense.............   (40,501)         (124)            --            --     (40,625)       (11,023)(vi)
                                                                                                         (30,380)(x)
                                                                                                          (2,189)(xi)      (84,217)
   Interest income..............       913            12             --         2,824       3,749          8,846(xii)       12,595
   Equity in losses of
     unconsolidated real
     estate partnerships........      (295)          768             --        (2,160)     (1,687)        (7,133)(xiii)
                                                                                                           3,062 (xiv)      (5,758)
   Equity in earnings (losses)
     of unconsolidated
     subsidiaries...............        --            --             --            --          --             --                --
   Minority interest............        --            (6)            --            --          (6)         4,666(vi)
                                                                                                                             4,660
   Amortization.................        --            --             --            --          --        (14,134)(xv)      (14,134)
                                  --------      --------        -------       -------    --------      ---------          --------
   Income from operations.......   (19,510)        1,226          3,471           664     (14,149)       (44,851)          (59,000)
   Gain (loss) on disposition
     of properties..............      (600)           --             --            --        (600)            --              (600)
   Gain (loss) on
     extinguishment of debt.....     1,378            --             --            --       1,378             --             1,378
                                  --------      --------        -------       -------    --------      ---------          --------
   Income (loss) before
     extraordinary item and
     tax provision..............   (18,732)        1,226          3,471           664     (13,371)       (44,851)         (58,222)
   Extraordinary item...........    (7,883)           --             --            --      (7,883)            --           (7,883)
                                  --------      --------        -------       -------    --------      ---------         --------
   Income (loss) before tax
     provision..................   (26,615)        1,226          3,471           664     (21,254)       (44,851)         (66,105)
   Income tax provision.........       120            --             --            --         120           (120)(xvi)         --
                                  --------      --------        -------       -------    --------      ---------         --------
   Net income (loss)............  $(26,495)     $  1,226        $ 3,471       $   664    $(21,134)     $ (44,971)        $(66,105)
                                  ========      ========        =======       =======    ========      =========         ========

     --------------------

(i) Represents the combined historical operating results of the Oxford Entities for the year ended December 31, 1999.

(ii) Represents the historical operating results of ORFG Operations for the year ended December 31, 1999.

(iii) Represents the historical operating results of the Oxparc Entities for the year ended December 31, 1999.

(iv) Represents the historical operating results of other assets acquired in the Oxford Acquisition, primarily related to partnership interests in the real estate partnerships and notes receivable.

                                    99.7-6

(v)      Represents adjustments related to the Oxford Acquisition as follows:
         (a) reversal of results of operations for Oxford entities consolidated in the Combined Oxford financial statements; (b) results of operations for Oxford entities consolidated in the financial statements of AIMCO;
         (c) interest income on additional borrowings for the Oxford Acquisition; (d) elimination of intercompany costs recorded in the Combined Oxford financial statements; (e) interest income and expense on notes receivable and payable adjusted to AIMCO's basis; (f) equity in earnings of unconsolidated real estate partnerships adjusted to AIMCO's basis; and (g) amortization of intangible assets acquired by AIMCO in the Oxford Acquisition.

(vi) Represents adjustments to consolidate additional partnerships in AIMCO's consolidated financial statements. Certain of the former Oxford entities' financial statements may not be combined or consolidated on a historical basis under generally accepted accounting principles. As a result of AIMCO's acquisition of ownership interests in real estate partnerships from several different Oxford entities, AIMCO owns a controlling interest in partnerships that were previously accounted for on the equity method by the Oxford entities. Therefore, additional partnerships are consolidated by AIMCO.


(vii) Represents adjustment to eliminate the intercompany servicing fee in the Combined Oxford financial statements.

(viii) Represents adjustment for a reduction in personnel costs of Oxford pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Oxford Acquisition had occurred on January 1, 1999, and the restructuring plan was completed on January 1, 1999. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion. As a result of such restructuring plan, the personnel costs of the Oxford entities will not be incurred by AIMCO.

(ix) Represents the elimination of general and administrative costs related to assets not purchased from the Oxford entities ($85) and adjustment to depreciation expense for furniture and equipment on a fair value basis ($178).

(x) Represents interest expense related to the $279 million borrowed by AIMCO to complete the Oxford Acquisition, at 10.5%, plus amortization of the related deferred financing cost.

(xi) Represents adjustment to historical interest expense, based on the fair value of the notes payable recorded by AIMCO. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xii) Represents adjustment to interest income on loans receivable from affiliates based on the fair value recorded by AIMCO, net of interest income on the historical basis recorded in the Combined Oxford financial statements. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xiii) Represents adjustment to equity in earnings of unconsolidated real estate partnerships related primarily to the increased depreciation as a result of the allocation of the purchase price of the Oxford Acquisition. The increase in depreciation is due to the fair value of the partnership interest being greater than the historical value of the partnership interest. This difference is primarily driven by the fair value of the underlying real estate properties owned by the partnerships being higher than the historical cost basis that is being depreciated by the partnership. The increased depreciation expense for AIMCO's ownership percentage on a fair value basis is included as a reduction of equity in earnings of unconsolidated real estate partnerships.

(xiv) Represents adjustment to equity in earnings of unconsolidated real estate partnerships to retroactively reflect the change in accounting principle adopted by the Oxford partnerships in 2000 to conform with AIMCO's capitalization policy, relating primarily to exterior painting and major landscaping. The Oxford partnerships believe that this accounting principle change is preferable because it provides a better matching of expense with the related benefit period of the expenditures and it is consistent with AIMCO's accounting policies and with predominant industry practice.


(xv) Represents incremental amortization of intangible assets, based on AIMCO's new basis as adjusted by the allocation of the purchase price of the Oxford Acquisition. The intangible assets are comprised of asset management and participation management contracts. The asset management contracts are amortized using the straight-line method over the estimated life of one year, as the contracts have a one-year term. The participation management contracts are amortized using the straight-line method over the estimated life of ten years. The participation contracts have no termination date and provide for AIMCO to participate in cash flows from operations and cash flows upon liquidation of the partnership. A ten year amortization period was used as the useful life as ten years is the average expected hold period for the properties.

(xvi) Represents reversal of income tax provision recorded in the Combined Oxford financial statements.

(D) Represents the effects of AIMCO's acquisition of Oxford immediately after the Oxford Acquisition. These amounts do not give effect to the Oxford Reorganization, which includes the transfers of certain assets and liabilities of Oxford to the combined Unconsolidated Subsidiaries. The Oxford Reorganization must occur immediately after the Oxford Acquisition in order for AIMCO to maintain

                                     99.7-7
     its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Oxford Acquisition and related transactions.

(E) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Oxford. AIMCO received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(F) Represents adjustments to reflect AIMCO's purchase of additional interests in the Oxford partnerships, various loans receivable and management agreements as if they had occurred as of January 1, 1999.

(G) Represents adjustment to reflect (i) the Regency Acquisition and (ii) the Dreyfuss Acquisitions as if they had occurred on January 1, 1999. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(H) Represents interest expense adjustment related to the assumption of mortgage debt in connection with the Regency Acquisition and the Dreyfuss Acquisitions.

(I) Represents adjustments to interest income related to the forfeiture of cash in connection with the Regency Acquisition and the Dreyfuss Acquisitions.

(J) Represents adjustments to Minority Interest in Operating Partnership assuming the Regency Acquisition, the Dreyfuss Acquisitions, the Oxford Acquisition and the Oxford Tenders had occurred as of January 1, 1999. On a pro forma basis, as of December 31, 1999, the minority interest percentage is approximately 12.9%.

(K) Represents results of operations from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries.

(L) Represents management income and expense associated with certain assets and liabilities contributed to the Unconsolidated Subsidiaries, primarily related to the asset management operations, cashflow participations, notes receivable, and equity in earnings of unconsolidated partnerships of Oxford.

(M) Represents the following: (i) interest expense from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries of $23,483; (ii) interest expense of $5,227 on $48,000 of third party financing contributed by AIMCO to the Unconsolidated Subsidiaries in connection with the Oxford Reorganization; and (iii) interest expense on certain liabilities that were contributed to the Unconsolidated Subsidiaries of $14,256.

(N) Represents interest income earned at 8.5% on notes payable of $29 million to AIMCO issued as consideration for certain assets sold by AIMCO to the Unconsolidated Subsidiaries.

(O) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Subsidiaries as a result of the Oxford Acquisition and the contribution and sale of certain assets and liabilities to the Unconsolidated Subsidiaries.

(P) Represents interest expense adjustment related to borrowings against the line of credit in connection with the Oxford Tenders.

(Q) Represents adjustment to AIMCO's equity in income (loss) of the unconsolidated partnerships as a result of the Oxford Tenders.

(R) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Subsidiaries as a result of the Oxford Tenders made by the Unconsolidated Subsidiaries.

(S) On a pro forma basis, there is a net loss allocable to common stockholders. As a result, there are no common stock equivalents included for the computation of diluted earnings (loss) per common share as they would be antidilutive.

                                     99.7-8

(T) The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the year ended December 31, 1999 is presented below, which reflects the effects of the Oxford Acquisition and the Oxford Reorganization as if these transactions had occurred as of January 1, 1999.

                      COMBINED UNCONSOLIDATED SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                          COMBINED
                                                       UNCONSOLIDATED
                                                        SUBSIDIARIES          OXFORD           OXFORD
                                                       HISTORICAL(i)    REORGANIZATION(ii)  TENDERS(iii)   PRO-FORMA
                                                       --------------   ------------------  ------------   ---------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues...................     $  4,064           $ 80,823       $     --      $  84,887
Property operating expenses..........................       (1,524)           (50,342)            --        (51,866)
Owned property management expense....................           --             (3,191)            --         (3,191)
Depreciation.........................................       (1,161)           (15,435)            --        (16,596)
                                                          --------           --------       --------      ---------
Income from property operations......................        1,379             11,855             --         13,234
                                                          --------           --------       --------      ---------
SERVICE COMPANY BUSINESS
Management fees and other income.....................      140,666             14,206             --        154,872
Management and other expenses........................      (77,753)            (2,086)            --        (79,839)
                                                          --------           --------       --------      ---------
Income from service company business.................       62,913             12,120             --         75,033
                                                          --------           --------       --------      ---------
General and administrative expense...................      (24,162)            (1,152)            --        (25,314)
Interest expense.....................................       (8,123)           (42,966)
                                                                               (2,465)(iv)      (343)(vi)   (53,897)
Interest income......................................        2,776                997             --          3,773
Equity in losses of unconsolidated real estate
  partnerships.......................................       (1,665)              (322)           372 (vii)   (1,615)
Minority interest....................................           --              3,175             --          3,175
Depreciation and Amortization........................      (31,915)           (14,134)            --        (46,049)
                                                          --------           --------       --------      ---------
Income from operations...............................        1,203            (32,892)            29        (31,660)
Gain (loss) on disposition of properties.............        1,051               (600)            --            451
Gain (loss) on extinguishment of debt................           --              1,378             --          1,378
                                                          --------           --------       --------      ---------
Income (loss) before extraordinary item and
  tax provision......................................        2,254            (32,114)            29        (29,831)
Extraordinary item...................................           --             (7,883)            --         (7,883)
                                                          --------           --------       --------      ---------
Income (loss) before tax provision...................        2,254            (39,997)            29        (37,714)
Income tax provision.................................         (927)            15,999(v)         (12)        15,060
                                                          --------           --------       --------      ---------
Net income (loss)....................................     $  1,327           $(23,998)      $     17      $ (22,654)
                                                          ========           ========       ========      =========
Income (loss) allocable to preferred stock...........     $  1,314           $(23,758)      $     17      $ (22,427)
                                                          ========           ========       ========      =========
Income (loss) allocable to common stock..............     $     13           $   (240)      $     --      $    (227)
                                                          ========           ========       ========      =========

---------------

(i) Represents the combined historical operating results of the Unconsolidated Subsidiaries for the year ended December 31, 1999.

(ii) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Oxford. AIMCO received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(iii) Represents adjustments to reflect the Unconsolidated Subsidiaries purchase of additional interests in the Oxford partnerships as if they had occurred as of January 1, 1999.

(iv) Represents interest expense at 8.5% on notes payable of $29 million to AIMCO issued as consideration for certain assets sold by AIMCO to the Unconsolidated Subsidiaries.

(v) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries.

(vi) Represents interest expense adjustment related to borrowings against the line of credit in connection with the Oxford Tenders.

(vii) Represents the net effect on equity in earnings (losses) of unconsolidated real estate partnerships in connection with the Oxford Tenders.


                                     99.7-9

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS (PRE-MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                           ADJUSTMENTS
                                            --------------------------------------------------------------------
                                                                             AIMCO BEFORE     OXFORD
                                 AIMCO                          OXFORD          OXFORD        REORGANI-     OXFORD     PRO FORMA
                             HISTORICAL(A)  ADJUSTMENTS(B)  ACQUISITION(C) REORGANIZATION(D)  ZATION(E)    TENDERS(F)    TOTAL
                             -------------  --------------  -------------- ----------------- ----------    ----------  ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues.................   $ 753,463      $  6,903(G)     $ 92,935        $ 853,301       $(61,163)(J)  $   --      $ 792,138
Property operating
  expenses.................    (302,435)       (2,634)(G)     (49,528)        (354,597)        35,887(J)       --       (318,710)
Owned property management
  expense..................      (9,713)         (287)(G)      (3,651)         (13,651)         2,479(J)       --        (11,172)
Depreciation...............    (223,128)       (1,121)(G)     (20,964)        (245,213)        11,164(J)       --       (234,049)
                              ---------      --------        --------        ---------       --------      ------      ---------
Income from property
  operations...............     218,187         2,861          18,792          239,840        (11,633)         --        228,207
                              ---------      --------        --------        ---------       --------      ------      ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income...................      36,865            --           9,629           46,494         (9,432)(K)      --         37,062
Management and other
  expenses.................     (23,603)           --          (2,762)         (26,365)         1,169(K)       --        (25,196)
                              ---------      --------        --------        ---------       --------      ------      ---------
Income from service company
  business.................      13,262            --           6,867           20,129         (8,263)         --         11,866
                              ---------      --------        --------        ---------       --------      ------      ---------
General and administrative
  expense..................      (9,609)           --          (1,101)         (10,710)         1,121(K)       --         (9,589)
Interest expense...........    (190,459)       (2,055)(H)     (62,187)        (254,701)        32,153(L)   (2,239)(O)   (224,787)
Interest income............      47,352            --          16,426           63,778         (7,984)(K)
                                                                                                1,849(M)       --         57,643
Equity in earnings (losses)
  of unconsolidated real
  estate partnerships......      (4,489)           --            (728)          (5,217)          (145)(K)    4,123(P)     (1,239)
Equity in earnings (losses)
  of unconsolidated
  subsidiaries.............       2,538            --              --            2,538         (6,469)(N)      70(Q)      (3,861)(R)
Minority interest in other
  entities.................     (10,977)           --           2,543           (8,434)        (1,725)(J)      --        (10,159)
Amortization of
  intangibles..............      (4,968)           --          (4,580)          (9,548)         4,985(K)       --         (4,563)
                              ---------      --------        --------        ---------       --------      ------      ---------
Income from operations.....      60,837           806         (23,968)          37,675          3,889       1,954         43,518
Gain (loss) on disposition
  of properties............      14,234            --              35           14,269            (35)         --         14,234

Gain (loss) on
  extinguishment of debt...          --            --            (568)            (568)           568          --             --
                              ---------      --------        --------        ---------       --------      ------      ---------
Income (loss) before
  minority interest in
  operating partnership....      75,071           806         (24,501)          51,376          4,422       1,954         57,752
Minority interest in
  operating partnership....      (7,131)         (781)(I)       2,089(I)        (5,823)          (488)(I)    (216)        (6,527)
                              ---------      --------        --------        ---------       --------      ------      ---------
Net income (loss)..........   $  67,940      $     25        $(22,412)       $  45,553       $  3,934      $1,738      $  51,225
                              =========      ========        ========        =========       ========      ======      =========
Net income allocable to
  preferred stockholders...   $  44,843                                                                                $  44,843
                              =========                                                                                =========
Net income (loss) allocable
  to common stockholders...   $  23,097                                                                                    6,382
                              =========                                                                                =========
Basis earnings (loss) per
  common share.............   $    0.35                                                                                     0.10
                              =========                                                                                =========
Diluted earnings (loss) per
  common share.............   $    0.34                                                                                $    0.09
                              =========                                                                                =========
Weighted average common
  shares outstanding.......      66,641                                                                                   66,641
                              =========                                                                                =========
Weighted average common
  shares and common share
  equivalents
  outstanding..............      68,478                                                                                   68,478
                              =========                                                                                =========

---------------
 (A) Represents AIMCO's unaudited historical condensed consolidated results of operations for the nine months ended September 30, 2000.

                                    99.7-10

(B) Represents adjustment to reflect the 2000 Dreyfuss Acquisition as if it had occurred on January 1, 1999. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(C) Represents the adjustment to reflect the Oxford Acquisition as if it had occurred on January 1, 1999. These adjustments are detailed as follows:

                                                                                                COMBINED
                                      OXFORD           ORFG           OXPARC                     OXFORD       PRO FORMA
                                    ENTITIES(i)   OPERATIONS(ii)   ENTITIES(iii)   OTHER(iv)   HISTORICAL   ADJUSTMENTS(v)
                                    -----------   --------------   -------------   ---------   ----------   --------------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues.....................   $ 52,667        $    --          $   --        $    --     $ 52,667       $ 40,268(vi)

   Property operating expenses....    (25,777)            --              --             --      (25,777)       (23,751)(vi)

   Owned property management
     expense......................     (2,423)            --              --             --       (2,423)        (1,228)(vi)

   Depreciation...................     (4,901)            --              --             --       (4,901)       (16,063)(vi)
                                     --------        -------          ------        -------     --------       --------
   Income from property
     operations...................     19,566             --              --             --       19,566           (774)
                                     --------        -------          ------        -------     --------       --------
   SERVICE COMPANY BUSINESS
   Management fees and other
     income.......................      5,900          9,044           2,484             --       17,428          1,747(vii)
                                                                                                                 (9,546)(viii)
   Management and other
     expenses.....................     (9,581)        (7,324)           (684)            --      (17,589)         5,281(ix)
                                                                                                                  9,546(viii)
                                     --------        -------          ------        -------     --------       --------
   Income from service company
     business.....................     (3,681)         1,720           1,800             --         (161)         7,028
                                     --------        -------          ------        -------     --------       --------
   General and administrative
     expense......................     (1,136)            --              --             --       (1,136)            35(x)
   Interest expense...............    (25,905)           (75)             --             --      (25,980)       (13,416)(vi)
                                                                                                                (21,890)(xi)
                                                                                                                   (901)(xii)
   Interest income................        603             13              --          2,316        2,932         13,494(xiii)
   Equity in losses of
     unconsolidated real estate
     partnerships.................        181            647              --         (1,699)        (871)        (2,350)(xiv)
                                                                                                                  2,493(xv)
   Equity in earnings (losses) of
     unconsolidated
     subsidiaries.................         --             --              --             --           --             --
   Minority interest..............         --             (6)             --             --           (6)         2,549(vi)

   Amortization...................         --             --              --             --           --         (4,580)(xvi)
                                     --------        -------          ------        -------     --------       --------
   Income from operations.........    (10,372)         2,299           1,800            617       (5,656)       (18,312)
   Gain (loss) on disposition of
     properties...................         35             --              --             --           35             --
   Gain (loss) on extinguishment
     of debt......................       (568)            --              --             --         (568)            --
                                     --------        -------          ------        -------     --------       --------
   Income (loss) before tax
     provision....................    (10,905)         2,299           1,800            617       (6,189)       (18,312)
   Income tax provision...........     (1,576)            --              --             --       (1,576)         1,576(xvii)
                                     --------        -------          ------        -------     --------       --------
   Net income (loss)..............   $(12,481)       $ 2,299          $1,800        $   617     $ (7,765)      $(16,736)
                                     ========        =======          ======        =======     ========       ========


                                      OXFORD
                                    ACQUISITION
                                    -----------
   RENTAL PROPERTY OPERATIONS
   Rental and other property
     revenues.....................
                                     $ 92,935
   Property operating expenses....
                                      (49,528)
   Owned property management
     expense......................
                                       (3,651)
   Depreciation...................
                                      (20,964)
                                     --------
   Income from property
     operations...................     18,792
                                     --------
   SERVICE COMPANY BUSINESS
   Management fees and other
     income.......................
                                        9,629
   Management and other
     expenses.....................
                                       (2,762)
                                     --------
   Income from service company
     business.....................      6,867
                                     --------
   General and administrative
     expense......................     (1,101)
   Interest expense...............
                                      (62,187)
   Interest income................     16,426
   Equity in losses of
     unconsolidated real estate
     partnerships.................
                                         (728)
   Equity in earnings (losses) of
     unconsolidated
     subsidiaries.................         --
   Minority interest..............
                                        2,543
   Amortization...................     (4,580)
                                     --------
   Income from operations.........    (23,968)
   Gain (loss) on disposition of
     properties...................         35
   Gain (loss) on extinguishment
     of debt......................       (568)
                                     --------
   Income (loss) before tax
     provision....................    (24,501)
   Income tax provision...........         --
                                     --------
   Net income (loss)..............   $(24,501)
                                     ========

---------------

(i) Represents the unaudited combined historical operating results of the Oxford Entities for the eight months ended August 31, 2000.

(ii) Represents the unaudited historical operating results of ORFG Operations for the eight months ended August 31, 2000.

                                     99.7-11

(iii) Represents the unaudited historical operating results of the Oxparc Entities for the eight months ended August 31, 2000.

(iv) Represents the unaudited historical operating results for the eight months ended August 31, 2000 of other assets acquired in the Oxford Acquisition, primarily related to partnership interests in the real estate partnerships and notes receivable.

(v)      Represents adjustments related to the Oxford Acquisition as follows:
         (a) reversal of results of operations for Oxford entities consolidated in the Combined Oxford financial statements; (b) results of operations for Oxford entities consolidated in the financial statements of AIMCO;
         (c) interest income on additional borrowings for the Oxford Acquisition; (d) elimination of intercompany costs recorded in the Combined Oxford financial statements; (e) interest income and expense on notes receivable and payable adjusted to AIMCO's basis; (f) equity in earnings of unconsolidated real estate partnerships adjusted to AIMCO's basis; and (g) amortization of intangible assets acquired by AIMCO in the Oxford Acquisition.

(vi) Represents adjustments to consolidate additional partnerships in AIMCO's consolidated financial statements. Certain of the former Oxford entities' financial statements may not be combined or consolidated on a historical basis under generally accepted accounting principles. As a result of AIMCO's acquisition of ownership interests in real estate partnerships from several different Oxford entities, AIMCO owns a controlling interest in partnerships that were previously accounted for on the equity method by the Oxford entities. Therefore, additional partnerships are consolidated by AIMCO.

(vii) Represents adjustment from eight months of management fees and other income recorded in the Combined Oxford financial statements to nine months recorded in the pro forma financial statements of AIMCO, net of amount recorded by AIMCO subsequent to the Oxford Acquisition.

(viii) Represents adjustment to eliminate the intercompany servicing fee in the Combined Oxford financial statements.

(ix) Represents adjustment for a reduction in personnel costs of Oxford pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Oxford Acquisition had occurred on January 1, 1999, and the restructuring plan was completed on January 1, 1999. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion. As a result of such restructuring plan, the personnel costs of the Oxford entities will not be incurred by AIMCO.

(x) Represents (i) $122 for adjustment from eight months of expense to nine months, net of the amount recorded by AIMCO subsequent to the Oxford Acquisition; net of (ii) the elimination of general and administrative expenses related to assets not purchased from the Oxford entities ($64) and adjustment to depreciation expense for furniture and equipment on a fair value basis ($93).

(xi) Represents interest expense related to the $279 million borrowed by AIMCO to complete the Oxford Acquisition, at 10.5%, plus amortization of the related deferred financing cost.

(xii) Represents adjustment to historical interest expense, based on the fair value of the notes payable recorded by AIMCO. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xiii) Represents adjustment to interest income on loans receivable from affiliates based on the fair value recorded by AIMCO, net of interest income on the historical basis recorded in the Combined Oxford financial statements. The adjustment represents the difference between the fair market interest rate and the contractual interest rate.

(xiv) Represents adjustment to equity in earnings of unconsolidated real estate partnerships related primarily to the increased depreciation as a result of the allocation of the purchase price of the Oxford Acquisition. The increase in depreciation is due to the fair value of the partnership interest being greater than the historical value of the partnership interest. This difference is primarily driven by the fair value of the underlying real estate properties owned by the partnerships being higher than the historical cost basis that is being depreciated by the partnership. The increased depreciation expense for AIMCO's ownership percentage on a fair value basis is included as a reduction of equity in earnings of unconsolidated real estate partnerships.

(xv) Represents adjustment to equity in earnings of unconsolidated real estate partnerships to retroactively reflect the change in accounting principle adopted by the Oxford partnerships in 2000 to conform with AIMCO's capitalization policy, relating primarily to exterior painting and major landscaping. The Oxford partnerships believe that this accounting principle change is preferable because it provides a better matching of expense with the related benefit period of the expenditures and it is consistent with AIMCO's accounting policies and with predominant industry practice.

(xvi) Represents incremental amortization of intangible assets, based on AIMCO's new basis as adjusted by the allocation of the purchase price of the Oxford Acquisition. The intangible assets are comprised of asset management and participation management contracts. The asset management contracts are amortized using the straight-line method over the estimated life of one year, as the contracts have a one-year term. The participation management contracts are amortized using the straight-line method over the estimated life of ten years. The participation contracts have no termination date and provide for AIMCO to participate in cash flows from operations and cash flows upon liquidation of the partnership. A ten year amortization period was used as the useful life as ten years is the average expected hold period for the properties.

                                    99.7-12

(xvii) Represents reversal of income tax provision recorded in the Combined Oxford financial statements.

(D) Represents the effects of AIMCO's acquisition of Oxford immediately after the Oxford Acquisition. These amounts do not give effect to the Oxford Reorganization, which includes the transfers of certain assets and liabilities of Oxford to the combined Unconsolidated Subsidiaries. The Oxford Reorganization must occur immediately after the Oxford Acquisition in order for AIMCO to maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Oxford Acquisition and related transactions.

(E) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Oxford. AIMCO received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(F) Represents adjustments to reflect AIMCO's purchase of additional interests in the Oxford partnerships, various loans receivable and management agreements as if they had occurred as of January 1, 1999.

(G) Represent adjustments to reflect the 2000 Dreyfuss Acquisition as if it had occurred on January 1, 1999. These pro-forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(H) Represents interest expense adjustment related to the assumption of mortgage debt in connection with the 2000 Dreyfuss Acquisition.

(I) Represents adjustments to Minority Interest in Operating Partnership assuming the Oxford Acquisition, the Oxford Tenders, and the 2000 Dreyfuss Acquisition had occurred as of January 1, 1999. On a pro forma basis, as of September 30, 2000, the minority interest percentage is approximately 11.0%.

(J) Represents results of operations from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries.

(K) Represents management income and expense associated with certain assets and liabilities contributed to the Unconsolidated Subsidiaries, primarily related to the asset management operations, cash flow participations, notes receivable, and equity in earnings of unconsolidated partnerships of Oxford.

(L) Represents the following: (i) interest expense from certain consolidated Oxford entities that were contributed to the Unconsolidated Subsidiaries of $17,612; (ii) interest expense of $3,920 on $48,000 of third party financing contributed by AIMCO to the Unconsolidated Subsidiaries in connection with the Oxford Reorganization; and (iii) interest expense on certain liabilities that were contributed to the Unconsolidated Subsidiaries of $10,621.

(M) Represents interest income earned at 8.5% on notes payable of $29 million to AIMCO issued as consideration for certain assets sold by AIMCO to the Unconsolidated Subsidiaries.

(N) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Subsidiaries as a result of the Oxford Acquisition and the contribution and sale of certain assets and liabilities to the Unconsolidated Subsidiaries.

(O) Represents interest expense adjustment related to borrowing against the line of credit in connection with the Oxford Tenders.

(P) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Partnerships as a result of the Oxford Tenders.

(Q) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Subsidiaries as a result of the Oxford Tenders made by the Unconsolidated Subsidiaries.

                                    99.7-13

(R) The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the nine months ended September 30, 2000 is presented below, which reflects the effects of the Oxford Acquisition and the Oxford Reorganization as if these transactions had occurred as of January 1, 1999.

                      COMBINED UNCONSOLIDATED SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (PRE-MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                          COMBINED
                                                       UNCONSOLIDATED
                                                        SUBSIDIARIES          OXFORD            OXFORD
                                                       HISTORICAL(i)    REORGANIZATION(ii)   TENDERS(iii)   PRO-FORMA
                                                       --------------   ------------------   ------------   ---------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues...................     $     --           $ 61,163         $   --        $ 61,163
Property operating expenses..........................           --            (35,887)            --         (35,887)
Owned property management expense....................           --             (2,479)            --          (2,479)
Depreciation.........................................           --            (11,164)            --         (11,164)
                                                          --------           --------         ------        --------
Income from property operations......................           --             11,633             --          11,633
                                                          --------           --------         ------        --------
SERVICE COMPANY BUSINESS
Management fees and other income.....................      102,392              9,432             --         111,824
Management and other expenses........................      (46,198)            (1,169)            --         (47,367)
                                                          --------           --------        -------        --------
Income from service company business.................       56,194              8,263             --          64,457
                                                          --------           --------        -------        --------
General and administrative expense...................      (15,057)            (1,121)            --         (16,178)
Interest expense.....................................       (7,311)           (32,153)
                                                                               (1,849)(iv)      (301)(vi)    (41,614)
Interest income......................................        4,529              7,984             --          12,513
Equity in losses of unconsolidated real estate
  partnerships.......................................      (13,654)               145            419(vii)    (13,090)
Minority interest....................................           --              1,725             --           1,725
Depreciation and Amortization........................      (18,967)            (4,985)            --         (23,952)
                                                          --------           --------        -------        --------
Income from operations...............................        5,734            (10,358)           118          (4,506)
Gain (loss) on disposition of properties.............        5,760                 35             --           5,795
Gain (loss) on extinguishment of debt................           --               (568)            --            (568)
                                                          --------           --------        -------        --------
Income (loss) before tax provision...................       11,494            (10,891)           118             721
Income tax provision.................................       (2,562)             4,356(v)         (47)          1,747
                                                          --------           --------        -------        --------
Net income (loss)....................................     $  8,932           $ (6,535)       $    71        $  2,468
                                                          ========           ========        =======        ========
Income (loss) allocable to preferred stock...........     $  8,843           $ (6,469)       $    70        $  2,444
                                                          ========           ========        =======         ========
Income (loss) allocable to common stock..............     $     89           $    (66)       $     1        $     24
                                                          ========           ========        =======        ========

---------------

(i) Represents the unaudited combined historical operating results of the Unconsolidated Subsidiaries for the nine months ended September 30, 2000.

(ii) Represents adjustments related to the Oxford Reorganization, whereby, following the Oxford Acquisition, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of Oxford, primarily asset management and cash flow participation contracts and related working capital assets and liabilities related to Oxford's asset management operations. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Oxford. AIMCO received non-voting preferred stock and a $29 million note payable as consideration in exchange for the net assets contributed or sold.

(iii) Represents adjustments to reflect the Unconsolidated Subsidiaries purchase of additional interests in the Oxford partnerships as if they had occurred as of January 1, 1999.

(iv) Represents interest expense at 8.5% on notes payable of $29 million to AIMCO issued as consideration for certain assets sold by AIMCO to the Unconsolidated Subsidiaries.

(v) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries.

(vi) Represents interest expense adjustment related to borrowings against the line of credit in connection with the Oxford Tenders.

(vii) Represents the net effect on equity in earnings (losses) of unconsolidated real estate partnerships in connection with the Oxford Tenders.

                                    99.7-14

               PRO FORMA FINANCIAL INFORMATION OF AIMCO (MERGER)

     The following Pro Forma Condensed Consolidated Balance Sheet (Merger) of AIMCO as of September 30, 2000 has been prepared as if the OTEF Merger had occurred as of September 30, 2000. The following Pro Forma Condensed Consolidated Statements of Operations (Merger) of AIMCO for the year ended December 31, 1999 and the nine months ended September 30, 2000 have been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) OTEF's redemption of the status quo BACs and payment of the special distribution; (ii) the exercise by AIMCO of 652,125 options to acquire BACs;
(iii) the OTEF Merger; and (iv) each of the transactions reflected in the Pro Forma Consolidated Statements of Operations (Pre-Merger) of AIMCO for the year ended December 31, 1999 and the nine months ended September 30, 2000.

     The following Pro Forma Financial Information (Merger) is based, in part, on the Pro Forma Financial Information (Pre-Merger) included elsewhere in this Current Report on Form 8-K/A. The Pro Forma Financial Information (Pre-Merger) gives effect to all material transactions of AIMCO prior to the OTEF Merger and as of the date of this Current Report on Form 8-K/A, including the Oxford Acquisition, the Oxford Tenders, the Regency Acquisition, and the Dreyfuss Acquisitions. See "Pro Forma Financial Information (Pre-Merger)." The Pro Forma Financial Information (Merger) is also based, in part, on the following historical financial statements, which are incorporated by reference in this Current Report on Form 8-K/A: (i) the Consolidated Financial Statements of AIMCO for the year ended December 31, 1999 and the nine months ended September 30, 2000; and (ii) the Consolidated Financial Statements of OTEF for the year ended December 31, 1999 and the nine months ended September 30, 2000. The Pro Forma Financial Information (Merger) should be read in conjunction with such financial statements and the notes thereto.

     The unaudited Pro Forma Financial Information (Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of OTEF are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Merger) may differ from the amounts ultimately determined.

     The unaudited Pro Forma Financial Information (Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations (Merger) for the nine months ended September 30, 2000 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 2000.

                                    99.7-15

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)
                            AS OF SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                  ADJUSTMENTS
                                                              ----------------------------------------------------
                                              PRE-MERGER                       OPTION EXERCISE,                          MERGER
                                               PRO FORMA          OTEF            REDEMPTION            MERGER         PRO FORMA
                                                TOTAL(A)      HISTORICAL(B)   AND DISTRIBUTION(C)   ADJUSTMENTS(D)       TOTAL
                                              -------------   -------------   -------------------   --------------     ----------
                                                             ASSETS
Real estate, net of accumulated
  depreciation..............................   $5,471,364       $     --            $     --          $      --        $5,471,364
Investments in unconsolidated real estate
  partnerships..............................      849,606             --                  --                 --           849,606
Investments in unconsolidated
  subsidiaries..............................       95,733             --                  --                 --            95,733
Notes receivable from unconsolidated real
  estate partnerships.......................      145,818             --                  --                 --           145,818
Notes receivable from and advances to
  unconsolidated subsidiaries...............      213,991             --                  --                 --           213,991
  Investments in bonds and notes
    receivable..............................           --        288,362                  --             (3,661)
                                                                                                       (191,319)(G)        93,382
  Cash and cash equivalents.................      106,544         41,358             (40,082)(C)             --
                                                                                      15,573(E)
                                                                                     (15,573)(F)                          107,820
  Restricted cash...........................      113,545             --                  --                 --           113,545
  Other assets..............................      218,059          4,452              15,573(F)          (1,427)
                                                                                                         (4,800)
                                                                                                         (3,595)
                                                                                                        (15,573)          212,689
                                               ----------       --------            --------          ---------        ----------
                                               $7,214,660       $334,172            $(24,509)         $(220,375)       $7,303,948
                                               ==========       ========            ========          =========        ==========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY/PARTNERS' CAPITAL
Liabilities:
  Secured notes payable.....................   $2,836,097       $     --            $     --          $      --        $2,836,097
  Secured tax-exempt bond financing.........      583,106             --                  --           (191,319)(G)       391,787
  Unsecured short-term financing............      442,933         52,229              10,000(C)           2,585           507,747
                                               ----------       --------            --------          ---------        ----------
        Total indebtedness..................    3,862,136         52,229              10,000           (188,734)        3,735,631
Accounts payable, accrued and other
  liabilities...............................      243,286          4,488                  --              5,000           252,774
Resident security deposits and prepaid
  rents.....................................       32,899             --                  --                 --            32,899
                                               ----------       --------            --------          ---------        ----------
        Total liabilities...................    4,138,321         56,717              10,000           (183,734)        4,021,304
                                               ----------       --------            --------          ---------        ----------
Commitments and contingencies...............           --             --                  --                 --                --
Mandatorily redeemable convertible preferred
  securities................................       35,330             --                  --                 --            35,330
Minority interest in other entities.........      194,006             --                  --                 --           194,006
Minority interest in Operating
  Partnership...............................      318,574             --                  --                 --           318,574

Stockholders' equity/Partners' capital:
  Preferred Stock...........................      837,717             --                  --            100,000           937,717
  Class A Common Stock ($.01 par value).....          712             --                  --                 22               734
  General Partners' interests...............           --         (1,670)                 --              1,670                --
  Limited Partners' interests...............           --        194,002             (50,082)(C)       (159,493)
                                                                                      15,573(E)                                --
  Additional paid-in capital................    2,065,618             --                  --            106,283         2,171,901
Notes receivable on common stock
  purchases.................................      (44,795)            --                  --                 --           (44,795)
Distributions in excess of earnings.........     (330,823)            --                  --                 --          (330,823)
Accumulated other comprehensive income......           --         85,411                  --            (85,411)               --
Treasury shares.............................           --           (288)                 --                288                --
                                               ----------       --------            --------          ---------        ----------
        Total stockholders' equity/partners'
          capital...........................    2,528,429        277,455             (34,509)           (36,641)        2,734,734
                                               ----------       --------            --------          ---------        ----------
        Total liabilities and stockholders'
          equity/ partners' capital.........   $7,214,660       $334,172            $(24,509)         $(220,375)       $7,303,948
                                               ==========       ========            ========          =========        ==========

                                    99.7-16

---------------

(A) Represents AIMCO's pro forma condensed consolidated balance sheet as of September 30, 2000, which gives effect to the Oxford Tenders. See "Pro Forma Financial Information (Pre Merger)."

(B) Represents the unaudited historical consolidated financial position of OTEF as of September 30, 2000.

(C)  Represents the following transactions of OTEF immediately prior to the OTEF
     Merger: (i) the exercise by AIMCO of 652,125 options to acquire BACs; (ii) the redemption at $860.25 of each outstanding status quo BAC, for a total of $82; and (iii) the payment of the special distribution of $50,000.

(D)  Represents the following adjustments occurring as a result of the OTEF
     Merger: (i) the issuance of $100,000 of Class P Preferred Stock, with a dividend rate of 9%, as merger consideration to holders of OTEF BAC interests outstanding as of September 30, 2000 and to the OTEF associate general partner; (ii) the issuance of 2,405 shares of AIMCO Class A Common Stock, valued at approximately $106,305 (based on $48.509 per share, which is the average of the high and low reported sales prices of AIMCO Class A common stock for the 20 trading-day period beginning on December 4, 2000, the third full trading day following the first public announcement of the OTEF Merger) as merger consideration to holders of OTEF BAC interests outstanding as of September 30, 2000 and to the OTEF associate general partner; (iii) the payment of $2,585 to the Oxford principals and the OTEF non-employee directors as additional consideration for the options to acquire BACs; (iv) the reclassification of the OTEF options acquired by AIMCO in the Oxford Acquisition for $4,800, which is considered additional consideration in connection with the OTEF Merger; (v) the reclassification of the fair value assigned to the OTEF general partner interest acquired by AIMCO in the Oxford Acquisition and the Oxford Tenders of $3,595; (vi) the elimination of AIMCO's investment in OTEF of $15,573, resulting from AIMCO's exercise of options to acquire BACs; and (vii) the allocation of the purchase price of OTEF based on the preliminary estimates of relative fair value of the asset and liabilities of OTEF.

     The total purchase price of OTEF is $289,002, as follows:

    Issuance of Class P Preferred Stock...........................   $ 100,000
    Issuance of 2,405 shares of AIMCO Class A Common Stock........     106,305
    Reclassification of OTEF options purchased in the Oxford
      Acquisition.................................................       4,800
    Reclassification of OTEF general partner interest acquired
      by AIMCO in the Oxford Acquisition and the Oxford Tenders...       3,595
    Additional consideration paid to the Oxford principals and the OTEF non-employee directors for the options to acquire
      BACs........................................................       2,585
    Assumption of OTEF liabilities, including additional
      borrowings by OTEF to pay a portion of the special
      distribution................................................      66,717
    Transaction costs.............................................       5,000
                                                                     ---------
              Total...............................................   $ 289,002
                                                                     =========

    The purchase price was allocated to the various assets of OTEF to be acquired in the OTEF Merger, as follows:

    Purchase Price................................................   $ 289,002
    Historical basis of OTEF assets, net of payment of cash by
      OTEF for the redemption of the status quo BACs and payment
      of the special distribution.................................    (294,090)
                                                                     ---------
    Reduction to record OTEF's assets at AIMCO's costs as a
      result of the OTEF Merger...................................   $  (5,088)
                                                                     =========

    The reduction was applied to OTEF's assets based on their relative fair values, as follows:

    Reduction in investments in bonds and notes receivable........   $  (3,661)
    Reduction in other assets.....................................      (1,427)
                                                                     ---------
    Reduction to record OTEF's assets at AIMCO's costs as a
      result of the OTEF Merger...................................   $  (5,088)
                                                                     =========

                                    99.7-17

    The reduction in the assets of OTEF results from the excess of the historical net assets acquired over the consideration given in the OTEF
    Merger. The write-down required by purchase accounting in the pro forma balance sheet has been applied to all non-current assets of OTEF.

    As of September 30, 2000, OTEF's partners' capital (after the redemption of the status quo BACs, AIMCO's exercise of options to acquire BACs and the payment of the special distribution) was $242,946, which is detailed as follows:

    General Partners' capital.....................................   $  (1,670)
    Limited Partners' capital (after the redemption of the
      status quo BACs and the payment of the special
      distribution)...............................................     159,493
    Accumulated other comprehensive income........................      85,411
    Treasury shares...............................................        (288)
                                                                     ---------
    Total partners' capital.......................................   $ 242,946
                                                                     =========

    Upon completion of the OTEF Merger, the entire amount of OTEF partners' capital is eliminated.

(E) Represents the receipt of cash by OTEF from the exercise of 652,125 BACs by AIMCO at an exercise price of $23.88 per BAC.

(F) Represents the exercise of 652,125 BACs by AIMCO at an exercise price of $23.88 per BAC. AIMCO's investment in OTEF is recorded in Other assets.

(G) Represents the elimination of the investment in bonds with the secured tax-exempt bond financing on OTEF properties that are consolidated by AIMCO.

                                    99.7-18

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                      ADJUSTMENTS
                                                  ----------------------------------------------------
                                     PRE-MERGER                          OTEF                              MERGER
                                     PRO FORMA        OTEF            REDEMPTION            MERGER        PRO FORMA
                                      TOTAL(A)    HISTORICAL(B)   AND DISTRIBUTION(C)   ADJUSTMENTS(D)      TOTAL
                                     ----------   -------------   -------------------   --------------    ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues.........................  $ 643,778       $    --             $  --             $     --       $ 643,778
Property operating expenses........   (263,389)           --                --                   --        (263,389)
Owned property management
  expense..........................    (19,699)           --                --                   --         (19,699)
Depreciation.......................   (157,696)           --                --                   --        (157,696)
                                     ---------       -------             -----             --------       ---------
Income from property operations....    202,994            --                --                   --         202,994
                                     ---------       -------             -----             --------       ---------
SERVICE COMPANY BUSINESS
Management fees and other income...     44,790            --                --                   --          44,790
Management and other expenses......    (27,119)           --                --                   --         (27,119)
                                     ---------       -------             -----             --------       ---------
Income from service company
  business.........................     17,671            --                --                   --          17,671
                                     ---------       -------             -----             --------       ---------
General and administrative
  expense..........................    (13,112)       (2,512)                                               (15,624)
Interest expense...................   (202,372)       (2,121)             (783)              13,116(E)
                                                                                               (202)(F)    (192,362)
Interest income....................     75,265        24,607                --                  366(G)
                                                                            --              (13,116)(E)      87,122
  Equity in losses of
    unconsolidated real estate
    partnerships...................     (7,185)           --                --                   --          (7,185)
Equity in losses of unconsolidated
  subsidiaries.....................    (26,559)           --                --                   --         (26,559)
Minority interest in other
  entities.........................        585            --                --                   --             585
Amortization of intangibles........     (5,860)           --                --                   --          (5,860)
                                     ---------       -------             -----             --------       ---------
Income from operations.............     41,427        19,974              (783)                 164          60,782
Gain (loss) on the disposition
  of properties....................     (1,785)           --                --                   --          (1,785)
                                     ---------       -------             -----             --------       ---------
Income before minority interest in
  operating partnership............     39,642        19,974              (783)                 164          58,997
Minority interest in operating
  partnership......................     (5,854)           --                --               (2,516)(H)      (8,370)
                                     ---------       -------             -----             --------       ---------
Net income.........................  $  33,788       $19,974             $(783)            $ (2,352)      $  50,627
                                     =========       =======             =====             ========       =========
Net income allocable to preferred
  stockholders.....................  $  56,885                                             $  9,000(I)    $  65,885
                                     =========                                             ========       =========
Net income (loss) allocable to
  common stockholders..............  $ (23,097)                                                           $ (15,258)
                                     =========                                                            =========
Basis earnings (loss) per common
  share............................  $   (0.37)                                                           $   (0.24)
                                     =========                                                            =========
Diluted earnings (loss) per common
  share............................  $   (0.37)                                                           $   (0.24)
                                     =========                                                            =========
Weighted average common shares
  outstanding......................     62,242                                                2,191(J)       64,433
                                     =========                                             ========       =========
Weighted average common shares and
  common share equivalents
  outstanding......................     62,242                                                2,191(J)       64,433(K)
                                     =========                                             ========       =========

                                    99.7-19

---------------

(A) Represents AIMCO's pro forma consolidated results of operations for the year ended December 31, 1999, which gives effect to (i) the Regency Acquisition; (ii) the Dreyfuss Acquisitions; (iii) the Oxford Acquisition; and (iv) the Oxford Tenders. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents the audited historical consolidated results of operations of OTEF for the year ended December 31, 1999.

(C) Represents additional interest expense due to the additional borrowings by OTEF of $10,000 to pay a portion of the special distribution.

(D)  Represents the following adjustments occurring as a result of the OTEF
     Merger: (i) the amortization of the discount on the bonds and notes receivable; (ii) the allocation of income to the Class P Preferred Stock issued in connection with the OTEF Merger, at a dividend rate of 9%; and
     (iii) the issuance of AIMCO Class A Common Stock in connection with the OTEF Merger.

(E) Represents the elimination of the interest income on the investment in bonds with the interest expense on the secured tax-exempt bond financing on OTEF properties that are consolidated by AIMCO.

(F) Represents adjustment for interest expense on additional borrowings for the additional consideration to the Oxford principals and the OTEF non-employee directors.

(G) Represents adjustment to amortize the discount on the bonds and notes receivable purchased from OTEF, using the effective interest method over the estimated lives of the bonds and notes receivable. The discount on the bonds is the result of AIMCO purchasing the bonds and notes receivable at a discount of $3,661. The discount is amortized to interest income based upon estimated future cash flows and the estimated timing of their receipt.

(H) Represents adjustment to minority interest in the Operating Partnership assuming the OTEF Merger had occurred as of January 1, 1999. On a pro forma basis, as of December 31, 1999, the minority interest percentage is 12.5%.

(I) Represents the allocation of income to the Class P Preferred Stock issued in connection with the OTEF Merger, at a dividend rate of 9%.

(J) Represents the number of shares of AIMCO Class A Common Stock to be issued in connection with the OTEF Merger.

(K) On pro forma basis, there is a net loss allocable to common stockholders. As a result, there are no common stock equivalents included for the computation of diluted earnings (loss) per common share as they would be antidilutive.

                                    99.7-20

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            ADJUSTMENTS
                                   PRE-MERGER   -----------------------------------                       MERGER
                                   PRO FORMA        OTEF          OTEF REDEMPTION         MERGER         PRO FORMA
                                    TOTAL(A)    HISTORICAL(B)   AND DISTRIBUTION(C)   ADJUSTMENTS(D)       TOTAL
                                   ----------   -------------   -------------------   --------------     ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues.......................  $ 792,138       $    --             $  --            $      --        $ 792,138
Property operating expenses......   (318,710)           --                --                   --         (318,710)
Owned property management
  expense........................    (11,172)           --                --                   --          (11,172)
Depreciation.....................   (234,049)           --                --                   --         (234,049)
                                   ---------       -------             -----            ---------        ---------
Income from property
  operations.....................    228,207            --                --                   --          228,207
                                   ---------       -------             -----            ---------        ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income.........................     37,062            --                --                   --           37,062
Management and other expenses....    (25,196)           --                --                   --          (25,196)
                                   ---------       -------             -----            ---------        ---------
Income from service company
  business.......................     11,866            --                --                   --           11,866
                                   ---------       -------             -----            ---------        ---------
General and administrative
  expense........................     (9,589)       (1,939)               --                   --          (11,528)
Interest expense.................   (224,787)       (1,943)             (688)               9,837(E)
                                                                                             (178)(F)     (217,759)
Interest income..................     57,643        18,539                --                  275(G)
                                                                          --               (9,837)(E)        66,620
Equity in losses of
  unconsolidated real estate
  partnerships...................     (1,239)           --                --                   --           (1,239)
Equity in losses of
  unconsolidated subsidiaries....     (3,861)           --                --                   --           (3,861)
Minority interest in other
  entities.......................    (10,159)           --                --                   --          (10,159)
Amortization of intangibles......     (4,563)           --                --                   --           (4,563)
                                   ---------       -------             -----            ---------        ---------
Income from operations...........     43,518        14,657              (688)                  97           57,584
Gain on disposition of
  securities.....................         --        23,499                --                   --           23,499
Gain (loss) on disposition
  of properties..................     14,234            --                --                   --           14,234
                                   ---------       -------             -----            ---------        ---------
Income (loss) before minority
  interest in operating
  partnership....................     57,752        38,156              (688)                  97           95,317
Minority interest in operating
  partnership....................     (6,527)           --                --               (3,998)(H)      (10,525)
                                   ---------       -------             -----            ---------        ---------
Net income (loss)................  $  51,225       $38,156             $(688)           $  (3,901)       $  84,792
                                   =========       =======             =====            =========        =========
Net income allocable to preferred
  stockholders...................  $  44,843                                            $   6,750(I)     $  51,593
                                   =========                                            =========        =========
Net income (loss) allocable to
  common stockholders............  $   6,382                                                             $  33,199
                                   =========                                                             =========
Basis earnings (loss) per common
  share..........................  $    0.10                                                             $    0.48
                                   =========                                                             =========
Diluted earnings (loss) per
  common share...................  $    0.09                                                             $    0.47
                                   =========                                                             =========
Weighted average common shares
  outstanding....................     66,641                                                2,191(J)        68,832
                                   =========                                            =========        =========
Weighted average common shares
  and common share equivalents
  outstanding....................     68,478                                                2,191(J)        70,669
                                   =========                                            =========        =========


                                    99.7-21

---------------

(A) Represents AIMCO's pro forma consolidated results of operations for the nine months ended September 30, 2000, which gives effect to (i) the 2000 Dreyfuss Acquisition; (ii) the Oxford Acquisition; and (iii) the Oxford Tenders. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents the unaudited historical consolidated results of operations of OTEF for the nine months ended September 30, 2000.

(C) Represents additional interest expense due to the additional borrowings by OTEF of $10,000 to pay a portion of the special distribution.

(D)  Represents the following adjustments occurring as a result of the OTEF
     Merger: (i) the amortization of the discount on the bonds and notes receivable; (ii) the elimination of OTEF's historical gain on disposition of securities; (iii) the allocation of income to the Class P Preferred Stock issued in connection with the OTEF Merger, at a dividend rate of 9%; and (iv) the issuance of AIMCO Class A Common Stock in connection with the OTEF Merger.

(E) Represents the elimination of the interest income on the investment in bonds with the interest expense on the secured tax-exempt bond financing on OTEF properties that are consolidated by AIMCO.

(F) Represents adjustment for interest expense on additional borrowings for the additional consideration to the Oxford principals and the OTEF non-employee directors.

(G) Represents adjustment to amortize the discount on the bonds and notes receivable purchased from OTEF, using the effective interest method over the estimated lives of the bonds and notes receivable. The discount on the bonds is the result of AIMCO purchasing the bonds and notes receivable at a discount of $3,661 to OTEF's carrying value. The discount is amortized to interest income based upon estimated future cash flows and the estimated timing of their receipt.

(H) Represents adjustment to minority interest in the Operating Partnership assuming the OTEF Merger had occurred as of January 1, 1999. On a pro forma basis, as of September 30, 2000, the minority interest percentage is 10.7%.

(I) Represents the allocation of income to the Class P Preferred Stock issued in connection with the OTEF Merger, at a dividend rate of 9%.

(J) Represents the number of shares of AIMCO Class A Common Stock to be issued in connection with the OTEF Merger.


                                    99.7-22